                                                                    EXHIBIT 10.2

                              PANHANDLE STATE BANK

                       1988 NONQUALIFIED STOCK OPTION PLAN

         SECTION 1. Purposes. The purposes of the Panhandle State Bank Nonqualified Stock Option Plan (this "Plan") are to further the growth, success and interests of Panhandle State Bank (the "Company") or of any parent, subsidiary, or subsidiary of a subsidiary (as defined in subsection 5.5 and referred to hereinafter as "related corporations") thereof, and to enable the Company to obtain, retain and reward the services of selected employees, directors, and officers of the Company or of any related corporation by enabling such employees, directors, and officers to acquire stock of the Company subject to the terms and conditions and in the manner contemplated by this Plan.

         SECTION 2. Administration. This Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a Compensation Committee to administer this Plan by such committee. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator."

         A member of the Board (or the Compensation Committee) may be eligible to participate in or receive or hold options under this Plan; provided, however, that no member of the Board or the Compensation Committee shall vote with respect to the granting of an option hereunder to himself or herself, as the case may be.

         Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties.

         SECTION 3. Stock Subject to this Plan. The stock subject to this Plan shall be the Company's Common Stock, par value $7.50 (the "Common Stock"), presently authorized but unissued or now held or subsequently acquired by the Company as treasury shares. Subject to adjustment as provided in Section 6 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed Twenty-one Thousand (21,000) shares as such Common Stock was constituted on the effective date of this Plan. If any option previously granted or granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan.

         SECTION 4. Eligibility. An option may be granted to any individual who, at the time the option is granted, is an employee, officer or director of the Company. Any individual to whom an option is granted under this Plan shall be referred to hereinafter as the "Optionee."

         SECTION 5. Terms and Conditions of Options. Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, all such options shall include or incorporate by reference the following terms and conditions:

         5.1 Number of Shares and Price. The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Plan Administrator, provided that the price shall not be less than the par value per share of the Common Stock at the time the option is granted.

         5.2 Term and Maturity. The term of each option shall be as established by the Plan Administrator and, if not so established, shall be ten (10) years from the date it is granted. To insure that the Company will achieve the purpose and receive the benefits contemplated in this Plan, any option granted to any person hereunder shall, unless the condition of this sentence is waived or modified by resolution adopted by the Plan Administrator, be exercisable according to the following schedule:

   Period of Optionee's
 Continuous Relationship
 With the Company from the                  Portion of Total Option
 Date the Option is Granted                   Which is Exercisable
 --------------------------                 ------------------------
       After 1 year                                  100%
      After 2 years                                  100%
      After 3 years                                  100%
      After 4 years                                  100%

         5.3 Exercise. Subject to the vesting schedule described in subsection
5.2 above, each option may be exercised in whole or in part; provided, however, that only whole shares will be issued pursuant to the exercise of any option. Options shall be exercised by delivery to the Company of written notice of the number of shares with respect to which the option is exercised, together with the exercise price, in cash or bank certified or cashier's check, or personal check, if permitted by the Plan Administrator, for the Common Stock begin purchased. If permitted by the Plan Administrator, and to the extent permitted by applicable laws and regulations (including, but not limited to federal tax and securities laws and regulations), an option may be exercised by delivery of shares of the capital stock of the Company held by the Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Board. As a condition to the exercise of an option, the Optionee shall make such arrangements as the Plan Administrator may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.

         5.4 Non-transferability of Option. Options granted under this Plan and the rights and privileges-conferred hereby may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecated or otherwise dispose of any option under this Plan or of any right or privilege conferred hereby, contrary to the provision hereof, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, such option shall thereupon terminate and become null and void.

         5.5 Termination of Relationship with Company. If the Optionee terminates his or her relationship with the Company or any related corporation for any reason other than the death or total disability of the Optionee, the Optionee's option shall terminate (unless by its terms it sooner terminates and expires) as to all shares for which it has not theretofore been exercised, unless the Plan Administrator by resolution adopted prior to or within thirty
(30) days after the effective date of such termination of relationship with the Company waives the conditions of this subsection 5.5. If an Optionee's relationship with the Company or any related corporation ceases because of a total disability, the Optionee's option shall not terminate until the end of the twelve (12) month period following such cessation of relationship (unless by its terms it sooner terminates and expires). As used in this Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of six (6) months or more and which causes the Optionee to be unable, in the opinion of the Company, and two independent physicians, to perform his or her duties as an employee, officer, or director for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator. For purposes of this subsection 5.5, a transfer of employment or other relationship between or among the Company and/or any related corporation shall not be deemed to constitute a cessation of employment or termination of relationship with the Company or any of its related corporations. As used herein, the term "related corporation" (other than a parent corporation) shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         5.6 Death of Optionee. If an Optionee dies while he or she has a relationship with the Company or any related corporation as an employee, director, or officer or, in the case of a totally disabled Optionee, within the twelve (12) month period following cessation of such relationship, options held by such Optionee may, to the extent that the Optionee would have been entitled to exercise such option, be exercised within twelve (12) months after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

         5.7 Status of Shareholder. Neither the Optionee nor any person or persons to whom the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

         5.8 Continuation of Employment. Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ of the Company or of a related corporation, or to interfere in any way which the right of the Company or of any such related corporation to terminate his or her employment or other relationship with the Company at any time.

         5.9 Modification and Amendment of Option. Subject to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the option holder, alter, impair, or diminish any of his or her rights or any of the obligations of the Company under such option.

         SECTION 6. Adjustments Upon Changes in Capitalization. The aggregate number and class of shares on which options may be granted under this Plan, the number and class of shares covered by each out standing option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, or any other increase or decrease in the number of shares of Common Stock of the Company without the receipt of consideration by the Company.

                  6.1      Effect of Liquidation or Reorganization.

                           6.1.1    Cash Stock or Other Property for Stock.
Except as provided in subsection 6.1.2, upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

                           6.1.2    Conversion of Options on Stock for Stock
Exchange. If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization, all options granted hereunder shall terminate in accordance with the provisions of subsection 6.1.1 unless the Board and the corporation issuing the Exchange Stock, in their sole discretion and subject to any required action by the shareholders of the Company and such corporation, agree that all such options granted hereunder are converted into options to purchase shares of Exchange Stock. The amount and price of such options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation,

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

acquisition of property or stock, separation, or reorganization. The vesting schedule set forth in the option agreement shall continue to apply to the options granted for the Exchange Stock.

                  6.2 Fractional Shares. In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

                  6.3 Determination of Board to be Final. All such adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive.

         SECTION 7. Securities Regulation. Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction, authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares shall hereunder relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

         As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

         Should any of the Company's capital stock of the same class as the stock subject to options granted hereunder if not previously listed on such exchange shall be authorized by that exchange for listing thereon prior to the issuance thereof.

         SECTION 8. Amendment and Termination. The Board may at any time suspend, amend or terminate this Plan. No option may be granted after termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

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

         SECTION 9. Indemnification of Board and Plan Administrator. In addition to all other rights of indemnification they may have as Directors of the Company or as members of the body serving as the Plan Administrator, members of the Board and Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type and nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, any incentive stock option granted hereunder, and against all amounts paid by them in settlement thereof (if such settlement is approved by independent legal counsel selected by the Company); provided however, that if such member or members are adjudged liable for willful misconduct, the indemnification provisions of this
Section 9 shall not apply to expenses which relate to matters involving such willful misconduct. This indemnification shall apply only if such member or members notify the Company of such action suit or proceeding in writing, within fifteen (15) days after institution of any such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend any such action.

         SECTION 10. Effectiveness of this Plan. This Plan shall become effective upon approval by the Board of Directors and ratification by the stockholders of the Company.

         Adopted by the Board of Directors and Shareholders of the Company on April 16, 1988.

                                  AMENDMENT TO
                              PANHANDLE STATE BANK
                       1988 NONQUALIFIED STOCK OPTION PLAN

                  TO QUALIFY AS AN INCENTIVE STOCK OPTION PLAN
                     UNDER INTERNAL REVENUE CODE SECTION 422

                                    RECITALS

         WHEREAS, the Board of directors and Shareholders of PANHANDLE STATE BANK, an Idaho corporation ("Bank"), adopted a plan on April 16, 1988, entitled "Panhandle State Bank 1988 Nonqualified Stock Option Plan" (1988 Plan");

         WHEREAS, the individual option agreements pursuant to such 1988 Plan have always been structured as Incentive Stock Option Agreements; and

         WHEREAS, the changes necessary to amend the 1988 Plan to qualify as an Incentive Stock Option Plan would not constitute a "modification" under I.R.C.
Section 424(h)(3), because none of such changes would give the employees any additional benefits under the option;

         NOW THEREFORE, the Bank hereby modifies the 1988 Plan as follows:

         1. EFFECTIVE DATE OF AMENDMENT AND TERMINATION OF ENTIRE PLAN. The effective date of this Amendment is April 16, 1988, the date on which this Amendment was adopted by the Board of Directors of Bank. However, the Amendment is subject to the approval of the shareholders of the Bank. If the Amendments are not approved by a majority vote of the shareholders of the Bank by April 16, 1997, the Amendments shall terminate, and all options granted pursuant to these amendments shall be null and void.

                  The Plan shall terminate no later than Aril 16, 1998, which date is ten (10) years after adoption of the 1988 Plan by the Board of Directors and shareholder of Bank.

         2. MODIFICATION OF SECTION 1; RESTRICTION OF APPLICABILITY TO EMPLOYEES ONLY. The Plan shall apply only to employees of the Bank, and not to any other persons, such as outside directors.

                  In furtherance of the preceding statement, and not in limitation thereof, the phrase "directors" shall be deleted from Section 1 of the 1988 Plan and wherever else it may appear in the 1988 Plan.

         3. MODIFICATION OF SECTION 2. Throughout the Plan, the term "Plan Administrator" shall be replaced with the term "Committee." Also, Section 2 shall be modified to read as follows:

                  2. ADMINISTRATION OF PLAN. The Plan shall be administered by a Stock Option Committee of not less than three Directors of the Bank (hereinafter referred to as the "Committee), appointed by the Board of Directors. Members of the Committee shall serve at the pleasure of the Board of Directors. Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors.

                           No member of the Committee, while serving as such, shall be eligible to receive any option described hereunder, although membership on the Committee shall not affect or impair any such member's rights under any option granted to him at a time when he was not a member of the Committee. The committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee.

                           The Committee can only issue options as describe herein.

         4.       MODIFICATION OF SECTION 4. Delete the term "inside director."

         5. MODIFICATION OF PARAGRAPH 5.1 TO CLARIFY THAT PRICE IS BASED ON FAIR MARKET VALUE RATHER THAN PAR VALUE. Replace the word "par" with the term "fair market" on the fifth line of Paragraph 5.1. In addition, add the following language:

                  In the case of the Incentive Stock Option granted to a person than owning more than ten percent (10%) of the voting power of the Bank, considering for this purpose shares of all classes of the Bank's stock, the option price per share, as determined by the Committee, shall be not less than one hundred ten percent (110%) of the fair market value thereof on the date the Incentive Stock Option is granted.

                  The fair market value shall be determined by the Committee using a reasonable valuation method.

                  Add an additional paragraph at the end as follows:

                  The aggregate fair market value (determined on the date the Incentive Stock Option is granted) of Common Stock subject to an Incentive Stock Option granted to an Optionee by the Committee in any calendar year shall not exceed One Hundred Thousand Dollars ($100,000.00)

         6. MODIFICATION OF PARAGRAPH 5.2. Replace the language in Paragraph 5.2. with the following language:

                  5.2 PERIOD OF OPTION AND WHEN EXERCISABLE. An Incentive Stock Option may be exercised at any time during a period of ten years from the date of grant. However, no Incentive Stock Option that is granted to an individual who then owns more than 10 percent (10%) of the combined voting power of all of the Bank's outstanding shares may be exercised after the expiration of five (5) years from the date the Incentive Stock Option is granted.

                           An option may be exercised by the optionee only during the continuance of the optionee's employment by the Bank, provided that:

                           (a) an Incentive Stock Option may be exercised, in whole at any time or in part from time to time, by an optionee within three (3) months after the date of termination of employment of the optionee with the Bank or a subsidiary if such termination results from retirement at the optionee's normal retirement date (as determined from time to time consistent with Bank policy) or from physical disability acknowledged as such by the Committee;

                           (b) an Incentive Stock Option may be exercised within twelve (12) months after the death of an optionee in the period during which his Incentive Stock Option is exercisable, by the person or persons entitled to do so under the optionee's will or, if the optionee shall have failed to make testamentary disposition of such Incentive Stock Option or shall have died intestate, by the optionee's legal representative or representatives. Such person, persons, representative, or representatives are hereinafter referred to as the Successors of an optionee; and

                           (c) unless otherwise waived or modified by resolution adopted by the Committee, all options shall be exercisable according to the following schedule:

Period of Optionee's Continuous                Portion of Total
 Employment with the Bank from                 Option Which is
The Date the Option is Granted                    Exercisable
------------------------------                 ----------------
     After 1 Year                                      0%
     After 2 Years                                 331/2%
     After 3 Years                                66 2/3%
     After 4 Years                                   100%

                                    Nothing herein shall be construed as
                                    extending the term of any Incentive Stock
                                    Option granted hereunder. Except as provided herein or as otherwise determined by the Committee, all Incentive Stock Options shall terminate upon the termination of the optionee's employment.

         7. MODIFICATION OF PARAGRAPH 5.5. Insert a sentence immediately following the first sentence to read as follows:

                  In the event of such a waiver, the Committee may extend the exercise date to a date not later than three (3) months following Optionee's termination of employment.

                  Throughout Paragraph 5.5, replace the term "relationship" with "employment."

                  Replacement the last two sentences of Paragraph 5.5 with the following language:

                  As used herein, the term "Related Corporation" shall refer to "Parent Corporations" and "Subsidiary Corporations" only. The terms "Parent Corporations" and "Subsidiary Corporations" shall mean any corporation (other than the Bank) in an unbroken chain of corporations that includes the Bank, if stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of each oaf the corporations in the chain (other than the top level Parent Corporation) is owned by one of the other corporations (other than the bottom level Subsidiary Corporation) in such chain.

         8. DELETION OF PARAGRAPH 5.2. Delete Paragraph 5.6 because it has been replaced by the modification to Paragraph 5.2.

         9. MODIFICATION OF SUBPARAGRAPH 6.1.2. Add a sentence at the end as follows: "Any such modified option for `Exchange Stock" must also satisfy the provisions of Internal Revenue
                  Code Section 434(a).

         10. MODIFICATION OF SECTION 8. Add a paragraph at the end as follows:

                  Unless shareholder approval is obtained, the Board may not:

                  a. Increase the maximum numbers of shares which may be issued under the Plan;

                  b. Extend the period during which any award will be granted or exercised; or

                  c.       Extend the term of the Plan.

ADOPTED BY THE BOARD OF DIRECTORS OF THE BANK ON THE 14TH DAY OF FEBRUARY, 1996.

ADOPTED BY THE SHAREHOLDER OF THE BANK ON THE 20TH DAY OF APRIL, 1996.

         I, Terry Merwin, Secretary of PANHANDLE STATE BANK, attest tat the above-stated Amendment to Panhandle State Bank 1988 Nonqualified Stock Option Plan to Qualify as an Incentive Stock Option Plan Under Internal Revenue Code
Section 422 was adopted by the directors and shareholders of the Bank on the dates set forth above. I made this attestation on April 20, 1996.

                                         /s/
                                         ---------------------------------------
                                         Secretary, Panhandle State Bank

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